SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 6, 2004

Date of Report (Date of earliest event reported)

VETERINARY PET SERVICES, INC.

(Exact name of registrant as specified in its charter)

California	0-50087	95-3538503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3060 Saturn Street

Brea, California 92821

(Address of principal executive offices)

(714) 989-0555

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

As previously announced in a Form 8-K filed on June 30, 2004, Veterinary Pet Services, Inc. (the “Company”) is reviewing its financial statements for the fiscal year 2002 and the first two fiscal quarters of 2003. In connection with this review, the Company’s special securities counsel has hired Deloitte & Touche LLP to analyze and review certain aspects of the Company’s operations and to conduct a forensic study of its security procedures and asset protection. On July 6, 2004, Jack L. Stephens, the Company’s Chief Executive Officer and Acting Chief Financial Officer, was placed on administrative leave pending the results of the forensic study. In addition, the Company’s Executive Vice President and Chief Financial Officer, Paul W. Souza, resigned effective on or about June 14, 2004, and its Chief Information Officer, J. Lynn Jacobs, resigned effective June 18, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VETERINARY PET SERVICES, INC.

Date: July 6, 2004	By:	/s/ Deborah A. Carter
Deborah A. Carter, Vice President